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                                                                    Exhibit 99.1

                                                                Maxcor Financial
FOR IMMEDIATE RELEASE
---------------------
Contact:
Maxcor Financial Group Inc.
Two World Trade Center, 84th Floor
New York, NY  10048
(212) 748-7000, Gilbert Scharf, Chairman

EURO BROKERS SECURITIES LENDING UNIT INKS DEAL WITH SUNGARD/DML

Euro Brokers to offer securities lending services to SunGard client base; SunGard to provide automated software interfaces to support Euro Brokers' services to clients

         New York, New York, December 17, 1998 - Euro Brokers Securities Lending, a division of Maxcor Financial Asset Management Inc., a registered investment adviser and subsidiary of Maxcor Financial Group Inc. (Nasdaq: MAXF), today announced that it has concluded an agreement with SunGard/DML Inc., a subsidiary of SunGard Data Systems Inc. (NYSE: SDS), to establish a master securities lending program using Euro Brokers securities lending services and SunGard's software products.

         Pursuant to the agreement, Euro Brokers will offer its securities lending services to existing and prospective clients of SunGard/DML and its affiliates. SunGard will provide Euro Brokers with proprietary software and interfaces to enable clients already using, or intending to use, SunGard software systems to exchange relevant securities lending data residing in such systems on an automated basis directly with Euro Brokers.

         "We are delighted to have concluded this arrangement with SunGard," commented George Martello, President of Euro Brokers Securities Lending. "SunGard's technological expertise will enable us to raise our customer service to the next level. Customers who already rely on SunGard for certain accounting systems will now be able to obtain securities lending services with respect to their existing portfolios on a seamless basis. In addition, we are very excited at the prospect of being introduced to SunGard's clients and having the opportunity to offer them the benefits of a securities lending program with us."

         Dan McLoone, Managing Director of SunGard/DML, commented that "We are very pleased to establish this new relationship. Euro Brokers has a superb reputation in the securities lending market, and George Martello and his people are excellent at what they do. We think the combination of our software and Euro Brokers' securities lending expertise is an exciting opportunity."

         Gilbert Scharf, Chairman of Maxcor Financial Group Inc., added "Both parties worked hard to complete this agreement, and the result has been that SunGard and Euro Brokers have developed a working relationship and a mutual trust and respect that can only benefit our efforts together."


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         SunGard Data Systems Inc. (NYSE: SDS) is in the business of computer service and application software. It is the largest specialized provider of proprietary investment support systems, a pioneer and leading provider of comprehensive computer disaster recovery services and a provider of proprietary healthcare information systems. SunGard Data Systems can be reached at http://www.sungard.com.

         Maxcor Financial Group Inc. is a financial services holding company whose common stock is traded on the Nasdaq National Market System under the symbol "MAXF". Through the Euro Brokers Securities Lending division of its Maxcor Financial Asset Management Inc. subsidiary, the Company conducts securities lending activities. The Company also has a broker-dealer subsidiary, Maxcor Financial Inc., engaged in investment banking and other financial activities. Through the Euro Brokers division of Maxcor Financial Inc. and other Euro Brokers subsidiaries, including Euro Brokers Inc., the Company is a leading domestic and international inter-dealer brokerage firm specializing in emerging market products, cash deposits and other money market instruments, interest rate and currency derivatives, natural gas, electricity and other energy products, repurchase agreements and other fixed income securities. The Company employs approximately 625 persons and maintains principal offices in New York, Stamford, York, London, Geneva, Tokyo, Toronto and Mexico City.


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